Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182404 on Form S-3 of our report dated February 25, 2013, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company, a Wisconsin corporation, and subsidiaries appearing in this Annual Report on Form 10-K of Northern States Power Company, a Wisconsin corporation, for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 25, 2013